      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 19, 1997.
                                                   REGISTRATION NO. 333-_______.

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                       ------------------------------

                               SPORT-HALEY, INC.
             (Exact name of registrant as specified in its charter)

            COLORADO                                    84-1111669
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)


                              4600 E. 48TH AVENUE
                             DENVER, COLORADO 80216
                           TELEPHONE:  (303) 320-8800
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               SPORT-HALEY, INC.
                              AMENDED AND RESTATED
                             1993 STOCK OPTION PLAN
                            (Full title of the plan)

                              ROBERT G. TOMLINSON
                              4600 E. 48TH AVENUE
                             DENVER, COLORADO 80216
                           TELEPHONE:  (303) 320-8800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:
                             ROBERT W. WALTER, ESQ.
                    BERLINER ZISSER WALTER & GALLEGOS, P.C.
                                   SUITE 4700
                              1700 LINCOLN STREET
                             DENVER, COLORADO 80203
                           TELEPHONE:  (303) 830-1700

                       ------------------------------

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                           AMOUNT          PROPOSED MAXIMUM        PROPOSED MAXIMUM
          TITLE OF SECURITIES               TO BE           OFFERING PRICE             AGGREGATE           AMOUNT OF
           TO BE REGISTERED              REGISTERED          PER SHARE(1)          OFFERING PRICE(1)    REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
 Common Stock(2) . . . . . . . . . . .     150,000              $11.94                $1,791,000            $528.35
========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c). Represents the average of the high and low prices for the Common Stock as quoted on Nasdaq National Market(R) on December 16, 1997.
(2) Pursuant to Rule 416, includes such indeterminate number of additional shares of Common Stock as may be required to be issued pursuant to the anti-dilution provisions of the Stock Option Plan in the event of a stock split, stock dividend or similar event.
================================================================================

STATEMENT REQUIRED BY INSTRUCTION E OF THE GENERAL INSTRUCTIONS TO FORM S-8

The contents of the Form S-8 Registration Statement, SEC File No. 33-88948 and Form S-8 Registration Statement, SEC File No. 333-26221, are incorporated herein by reference. This Form S-8 Registration Statement is being filed to register 150,000 additional shares of Common Stock issuable under the Sport-Haley, Inc. Amended and Restated 1993 Stock Option Plan, which is the same employee benefit plan for which the Form S-8 Registration Statement, SEC File No. 33-88948 registering 950,000 shares of Common Stock and the Form S-8 Registration Statement SEC File No. 333-26221 registering an additional 250,000 shares is effective. In accordance with Instruction E, this registration statement consists only of the following: the facing page, the foregoing statement, the legal opinion and consents identified in Item 8 below, and the signature page. There is no information required in this Registration Statement that is not in the earlier Registration Statements.

ITEM 8.                                         EXHIBITS
------                                          --------
  5.1        Opinion of Berliner Zisser Walter & Gallegos, P.C., regarding legality of the securities covered by this
             Registration Statement is filed herewith.

  23.1       Consent of Berliner Zisser Walter & Gallegos, P.C. is contained in their opinion regarding legality, filed herewith.

  23.2       Consent of Levine, Hughes & Mithuen, Inc., independent certified public accountants for the Company, is filed herewith.


                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on December 18, 1997.


                                       SPORT-HALEY, INC.



                                       By:  /s/ ROBERT G. TOMLINSON
                                          -------------------------------------
                                            Robert G. Tomlinson, Chairman of
                                            the Board

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name                                                       Title                                   Date
----                                                       -----                                   ----
  /s/ ROBERT G. TOMLINSON                     Chairman of the Board and                   December 18, 1997
--------------------------                    Chief Executive Officer
Robert G. Tomlinson                           (Principal Executive Officer)



  /s/ ROBERT W. HALEY                         President and Director                      December 18, 1997
--------------------------
Robert W. Haley


  /s/ STEVE S. AUGER                          Treasurer (Principal Financial              December 18, 1997
--------------------------                    and Accounting Officer)
Steve S. Auger


  /s/ MARK J. STEVENSON                       Director                                    December 18, 1997
--------------------------
Mark J. Stevenson


  /s/ RONALD J. NORICK                        Director                                    December 18, 1997
--------------------------
Ronald J. Norick


  /s/ JAMES H. EVEREST                        Director                                    December 18, 1997
--------------------------
James H. Everest




                               INDEX TO EXHIBITS


EXHIBIT NO.
----------
    5.1        Opinion of Berliner Zisser Walter & Gallegos, P.C., regarding legality of the securities covered by this
               Registration Statement.

    23.1       Consent of Berliner Zisser Walter & Gallegos, P.C. is contained in their opinion regarding legality, filed herewith as Exhibit 5.1.

    23.2       Consent of Levine, Hughes & Mithuen, Inc., independent certified public accountants for the Company.